EXHIBIT 10.31

LOCK-UP AGREEMENT

September 10, 2010
DAWSON JAMES SECURITIES, INC.
As exclusive placement agent for NexMed, Inc.
925 South Federal Highway, Suite 600
Boca Raton, FL 33432

Re:          NEXMED, INC. – FOLLOW-ON PUBLIC OFFERING

Ladies and Gentlemen:

The undersigned understands that you, as exclusive placement agent have entered into an engagement letter agreement (the “Engagement Agreement”) with NexMed, Inc., a Nevada corporation (the “Company”), providing for the follow-on public offering (the “Public Offering”) of Units (“Units”), each Unit consisting of (i) common stock (“Common Stock”) and (ii)  warrants of the Company, all as more fully described in the prospectus which is part of the Company’s registration statement on Form S-1, as amended from time to time (the “Registration Statement”).

In consideration of the Engagement Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Dawson James Securities, Inc. (“Dawson James”), the undersigned will not, for a period commencing on the effective date of the Registration Statement (the “Effective Date”) and ending 90-days after the latest closing of the Public Offering (such period, the “Lock-Up Period”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option (including without limitation any short sale) or contract to purchase, purchase any option, contract to sell, grant any option, right or warrant to purchase, pledge, establish an open “put equivalent position” within the meaning of Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), currently or hereafter owned (the “Lock-Up Securities”); (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly announce an intention to do any of the transactions described in clause (1) or (2) above.  In addition, the undersigned agrees that, without the prior written consent of Dawson James, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any substantially similar securities of the Company, including but not limited to, any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the undersigned may issue warrants, options and shares of capital stock in connection with (i)(a) the conversion of convertible debt or the exercise of warrants and options outstanding prior to the closing of the Public Offering and (b) the undersigned’s grant of options to its officers, directors, employees and consultants under its stock option plan and (ii) as contemplated by the Engagement Agreement.

Subject to certain exceptions, in the event that either (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in either case, the expiration of the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Dawson James waives in writing such an extension.  The undersigned understands and agrees that Dawson James may, in its sole discretion and at any time or from time to time before the termination of the Lock-Up Period, without notice, release all or any portion of the Lock-Up Securities.

The undersigned represents and warrants that it is not a party to any agreement or understanding that would cause a breach of this Lock-Up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

In furtherance of the foregoing, any duly appointed transfer agent for the registration or transfer of the securities described herein is hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors or assigns of the undersigned.

The undersigned understands that Dawson James is proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Very truly yours,

NexMed, Inc.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President & Chief Financial Officer

Accepted as of the date first set forth above:

DAWSON JAMES SECURITIES, INC.

By:	/s/ Joseph Balagot
Name: Joseph E. Balagot
Title: Senior Managing Director